(e)(1)

                         DISTRIBUTION SERVICES AGREEMENT

     AGREEMENT made as of November 18, 2005 by and between Trusco Capital Management, Inc. (the "Adviser"), and BISYS Fund Services Limited Partnership ("Distributor").

     WHEREAS, the Adviser (including for purposes hereof its separate asset management divisions and subsidiaries) serves as investment adviser to the STI Classic Funds and STI Classic Variable Trust (collectively, the "Trusts"), open-end investment companies registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, pursuant to the distribution agreements between the Distributor and the Trusts currently in effect (the "Distribution Agreements"), the Distributor acts as the principal underwriter and distributor of shares of the portfolios of the Trusts (the "Funds"), which shares (the "Shares") are registered under the Securities Act of 1933, as amended; and

     WHEREAS, in consideration of Distributor's agreement to provide certain sales and marketing services as described in the Distribution Agreements, the Adviser has agreed to compensate and reimburse the Distributor to the extent that the Funds are not authorized to so compensate and reimburse the Distributor.

     NOW THEREFORE, in consideration of the covenants hereinafter contained, the Adviser and the Distributor agree as follows:

1.   Services.

     Distributor will provide the Funds and the Adviser with some or all of the marketing and sales support services set forth in the Distribution Agreements, as the parties agree from time to time.

2.   Compensation and Expenses.

     (a) The Distributor shall be entitled to receive the compensation and reimbursement of the expenses set forth in the Distribution Agreements, based on the services selected by Funds and/or the Adviser from time to time.

     (b) In accordance with the Distribution Agreements, Adviser hereby agrees that, if the Funds are not authorized to compensate and reimburse the Distributor in full in accordance with the Distribution Agreements, the Adviser shall compensate and reimburse the Distributor to the extent that the Funds are not so authorized. Adviser's payment obligations hereunder shall extend only to services and expenditures specifically authorized in advance in writing by Adviser from time to time above and beyond items authorized by the Funds and shall not constitute a guarantee of the Funds' obligations. Adviser does not hereby commit in advance to authorize any such expenditure by Distributor. Adviser acknowledges that Distributor shall have no obligation to provide any service hereunder if not compensated or reimbursed therefor.

3.   Term and Termination.

     (a) This Agreement will become effective upon the date first set forth above, will continue in effect throughout the term of the Distribution Agreements, and will terminate automatically upon any termination of the Distribution Agreements; provided, however, that, notwithstanding such termination of the Distribution Agreements, the Adviser will continue to pay to Distributor all fees to which Distributor is entitled pursuant to the Distribution Agreements for services performed through such termination date and any other fees payable upon such termination.

     (b) This Agreement will terminate immediately and automatically in the event the Distributor is expelled as a member of the NASD, and the Adviser may terminate this Agreement immediately upon written notice in the event the Distributor's NASD membership is suspended.

     (c) In addition, either party may immediately terminate this Agreement in whole or if the provision of services having substantially the character, form and scope as those set forth hereunder becomes illegal or contrary to any applicable law, or with the service and payment model remaining substantially as reflected herein, a substantial risk that such a violation could occur would be incurred.

     (d) In addition, either party may immediately terminate this Agreement if it has "Cause" to do so, which, for these purposes is defined as being applicable if (i) the other party materially breaches this Agreement and the breach is not remedied within 30 days after the party wishing to terminate gives the breaching party written notice of the breach; (ii) a final judicial, regulatory or administrative ruling or order is made in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iii) the other party makes an assignment for the benefit of its creditors, files a voluntary petition under any bankruptcy or insolvency law, becomes the subject of an involuntary petition under any bankruptcy or insolvency law that is not dismissed within 60 days, or a trustee or receiver is appointed under any bankruptcy or insolvency law for the other party or its property.

4.   Rights and Obligations of the Adviser and the Distributor.

     The Adviser shall be responsible for the accuracy, completeness and propriety of information concerning its organization and sales channels that the Adviser furnishes to the Distributor in connection with the performance of the Distribution Agreements.

5.   Representations and Warranties.

     (a) The Adviser represents and warrants the following:

          (i) this Agreement has been duly authorized by the Adviser and, when executed and delivered, will constitute a legal, valid and binding obligation of the Adviser, enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganizations, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

          (ii) the contractual advisory fees that the Adviser charges the Trusts do not contain any component for the purpose of paying for fund distribution; and

          (iii) this Agreement has been disclosed to the Boards of Trustees of the Trusts (the "Boards"), and the Adviser has provided all such information to the Boards as may be appropriate (or as has been requested by the Boards) in connection with the Board's review or approval of the arrangements contemplated hereunder, including amounts expended by the Adviser hereunder.

     (b) The Distributor represents and warrants the following:

          (i) it is presently a duly registered broker-dealer with the NASD in good standing and covenants that it shall remain so registered and in good standing for the duration of this Agreement, and shall immediately notify the Adviser should the foregoing no longer be true during the term of this Agreement;

          (ii) the Distributor also represents and warrants that it is in material compliance with all laws, rules and regulations applicable to it, including but not limited to the rules and regulations promulgated by the NASD; and

          (iii) this Agreement has been duly authorized by the Distributor and, when executed and delivered, will constitute a legal, valid and binding obligation of the Distributor, enforceable against the Distributor in accordance with its terms subject to bankruptcy, insolvency, reorganizations, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

6.   Confidentiality.

     During the term of this Agreement, the Distributor and the Adviser may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to the Distributor or the Adviser which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under an obligation confidentiality to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other's Confidential Information. Each party will protect the other's Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party's Confidential Information other than in connection with its duties and obligations hereunder. Notwithstanding the foregoing, a party may disclose the other's Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of
(i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and reasonably cooperate with the other party (at such other party's expense) in any efforts to prevent such disclosure.

7.   Distribution Services Personnel; Limitation of Liability; Indemnification.

     (a) The Distributor retains the general rights and responsibilities associated with its employment of wholesalers and other personnel with day to day job responsibilities that are substantially dedicated to the activities (including wholesaling activities) to be performed on behalf of the Adviser and the Trusts (collectively, the "Distributor-employed Distribution Services Personnel"). With respect to any individuals who are not employed by the Distributor, but who are registered by the Distributor on Form U-4 in order for such individuals ("non-Distributor-employed Distribution Services Personnel", and together with the Distributor-employed Distribution Services Personnel (whether or not internal or external), collectively, the "Distribution Services Personnel") to perform activities (including wholesaling activities) on behalf of the Adviser and the Trusts, the Distributor shall have the following rights exercisable at any time within its sole discretion: (i) to terminate the registration by filing Form U-5 or such other necessary and appropriate documents (and in the event of such termination Distributor will promptly notify the Trust that such termination has occurred); (ii) to take disciplinary action, including, without limitation, making reports to regulatory bodies and authorities; (iii) to seek damages for actions taken or omissions of the non-Distributor-employed Distribution Services Personnel; (iv) to receive information (including, without limitation, reports and certifications) from the Adviser's Code

Compliance Officer and/or Chief Compliance Officer regarding the non-Distributor-employed Distribution Services Personnel's compliance with the Adviser's Code of Ethics; and (v) to receive periodic certification from the non-Distributor-employed Distribution Services Personnel regarding his or her compliance with the manuals and policies of the Distributor. In addition, the Adviser shall provide the Distributor with, and the Distributor shall have the right to receive, copies of any reports, complaints, documents or inquiries relating to the performance of the non-Distributor-employed Distribution Services Personnel, and any information that would affect the non-Distributor-employed Distribution Services Personnel's status of, or information on, his or her Form U-4 registration. For avoidance of confusion, it is expressly agreed and understood that all Distribution Services Personnel, whether or not Distributor-employed Distribution Services Personnel or non-Distributor-employed Distribution Services Personnel, are considered "Wholesaling Personnel" for purposes of the Distribution Agreements, and the Distributor shall be entitled to be compensated and reimbursed with respect to such Distribution Services Personnel, in accordance with the Distribution Agreements.

     (b) Subject to Section 7(a), the Distributor shall not be liable to the Adviser or the Trusts for any action taken or omitted by it in the absence of bad faith, willful misfeasance, gross negligence or reckless disregard by it (or its agents or employees other than the non-Distributor-employed Distribution Services Personnel) of its obligations and duties under this Agreement or the Distribution Agreements. As long as the Distributor acts in good faith and complies with laws and regulations applicable to it in connection with its services hereunder and/or under the Distribution Agreements, the Adviser shall indemnify and hold harmless the Distributor and its employees, agents, directors and officers from and against, any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges and reasonable counsel fees incurred in connection therewith (collectively, "Losses") arising out of or related to the activities, actions and omissions of the non-Distributor-employed Distribution Services Personnel as registered representatives of the Distributor, except to the extent that Losses result from (i) the Distributor's general responsibilities as employer of Distribution Services Personnel, or (ii) the bad faith, willful misfeasance, negligence or reckless disregard by the Distributor of its express obligations and duties hereunder and/or the Distribution Agreements.

8.   Notices.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Adviser, to it at 50 Hurt Plaza, Suite 1400, Atlanta, GA 30303, Attention: Deborah Lamb; and if to Distributor, to it at 100 Summer Street, Boston, Massachusetts 02110, Attn: Broker Dealer Chief Compliance Officer, with a copy to BISYS Distribution Services, 3435 Stelzer Road, Columbus, Ohio 43219, Attention: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

9.   Assignment.

     This Agreement and the rights and duties hereunder shall not be assignable with respect to a Fund by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

10.  Governing Law.

     This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

11.  Miscellaneous.

     (a) Paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (b) This Agreement constitutes the complete agreement of the parties hereto as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

     (c) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain such part, term or provision.

     (d) This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

     (e) No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

     (f) The Adviser acknowledges that certain FRC publications referred to in the Distribution Agreements may be provided only to parties that have entered into a written agreement or addendum that sets forth the terms of use of such publications and the associated fee. The Distribution Agreements provide that the Funds will notify the Distributor whether the Funds or the Adviser or both will enter into such an agreement or addendum. The Adviser acknowledges that if only one of the Funds or the Adviser enters into such agreement or addendum, the other party will be prohibited from receiving or using such publications.

* * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

TRUSCO CAPITAL MANAGEMENT, INC.         BISYS FUND SERVICES LIMITED PARTNERSHIP

                                        By: BISYS Fund Services, Inc.
                                            its General Partner


By: /s/ Patrick Paparelli               By: /s/ Fred Naddaff
    ---------------------------------       ------------------------------------
Name: Patrick Paparelli                 Name: Fred Naddaff
Title: Managing Director                Title: President

                                   SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT
                            BETWEEN STI CLASSIC FUNDS
                   AND BISYS FUND SERVICES LIMITED PARTNERSHIP

FUNDS

     Aggressive Growth Stock Fund
     Balanced Fund
     Capital Appreciation Fund
     Classic Institutional Cash Management Money Market Fund
     Classic Institutional Municipal Cash Reserve Money Market Fund
     Classic Institutional Short-Term Bond Fund
     Classic Institutional U.S. Government Securities Money Market Fund Classic Institutional U.S. Treasury Securities Money Market Fund
     Core Bond Fund (formerly, Classic Institutional Core Bond Fund)
     Emerging Growth Stock Fund
     Florida Tax-Exempt Bond Fund
     Georgia Tax-Exempt Bond Fund
     High Income Fund
     High Quality Bond Fund (formerly, Classic Institutional High Quality Bond
        Fund)
     Intermediate Bond Fund (formerly, Classic Institutional Intermediate Bond
        Fund)
     International Equity Fund
     International Equity Index Fund
     Investment Grade Bond Fund
     Investment Grade Tax-Exempt Bond Fund
     Large Cap Relative Value Fund (formerly, Growth and Income Fund)
     Large Cap Value Equity Fund (formerly, Value Income Stock Fund)
     Life Vision Aggressive Growth Fund
     Life Vision Conservative Fund
     Life Vision Growth and Income Fund
     Life Vision Moderate Growth Fund
     Life Vision Target Date 2015 Fund
     Life Vision Target Date 2025 Fund
     Life Vision Target Date 2035 Fund
     Limited Duration Fund (formerly, Classic Institutional Limited Duration
        Fund)
     Limited-Term Federal Mortgage Securities Fund
     Maryland Municipal Bond Fund
     Mid-Cap Equity Fund
     Mid-Cap Value Equity Fund
     North Carolina Tax-Exempt Bond Fund
     Prime Quality Money Market Fund
     Quality Growth Stock Fund (formerly, Tax Sensitive Growth Stock Fund) Seix Floating Rate High Income Fund
     Seix High Yield Fund (formerly, Seix Institutional High Yield Fund) Short-Term Bond Fund
     Short-Term U.S. Treasury Securities Fund
     Small Cap Growth Stock Fund
     Small Cap Value Equity Fund

     Small Cap Quantitative Equity Fund

     Strategic Income Fund

     Strategic Quantitative Equity Fund
     Tax-Exempt Money Market Fund
     Total Return Bond Fund (formerly, Classic Institutional Total Return Bond
        Fund)
     U.S. Government Securities Fund
     U.S. Government Securities Money Market Fund
     U.S. Government Securities Ultra-Short Bond Fund (formerly, Classic
        Institutional U.S. Government Securities Super Short Income Plus Fund) U.S. Treasury Money Market Fund
     Ultra-Short Bond Fund (formerly, Classic Institutional Super Short Income
        Plus Fund)
     Virginia Intermediate Municipal Bond Fund
     Virginia Municipal Bond Fund
     Virginia Tax-Free Money Market Fund

Dated: January 6, 2006

                                   SCHEDULE B

                                DISTRIBUTION PLAN

                                STI CLASSIC FUNDS

                          DISTRIBUTION AND SERVICE PLAN
                      A SHARES (FORMERLY, INVESTOR SHARES)

     WHEREAS, STI Classic Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution and Service Plan (the "Plan") will benefit the Trust and the owners of the A Shares of the portfolios ("Shareholders") of the Trust;

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan pursuant to Rule 12b-1 under the 1940 Act and in accordance with the Trust's Rule 18f-3 Multiple Class Plan:

     SECTION 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses related to (a) the distribution and sale of A Shares (collectively, the "Shares") of the portfolios of the Trust, as now in existence or hereinafter created from time to time, (each a "Portfolio"), and (b) the shareholder servicing of such Shares.

     SECTION 2. The Shares of each Portfolio are authorized to pay the principal underwriter of the Shares (the "Distributor") a total fee in connection with distribution-related services and shareholder servicing provided in respect of such class, calculated and payable monthly, at the annual rate set forth on Schedule A attached hereto.

     SECTION 3. Distribution Activities.

(a) The fee paid pursuant to Section 2 may be used by the Distributor to provide initial and ongoing sales compensation to its investment executives and to other broker-dealers in respect of sales of Shares of the applicable Portfolios and to pay for other advertising and promotional expenses in connection with the distribution of the Shares. These advertising and promotional expenses include, by way of example but not way of limitation, costs of printing and mailing prospectuses, statements of additional information and shareholder reports to prospective investors; preparation and distribution of sales literature; advertising of any type; an allocation of overhead and other expenses of the Distributor related to the distribution of the Shares; and payments to, and expenses of, officers, employees or representatives of the Distributor, of other broker-dealers, banks or other financial institutions, and of any other persons who provide support services in connection with the distribution of the Shares, including travel, entertainment, and telephone expenses.

(b) Payments under this Plan are not tied exclusively to the expenses for distribution-related activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(c) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional distribution.

     SECTION 4. Shareholder Servicing Activities.

(a) A portion of the fee payable to the Distributor pursuant to Section 2 may be used by the Distributor to provide compensation for personal, ongoing servicing and/or maintenance of shareholder accounts with respect to the Shares of the applicable Portfolios, provided that the amount paid for such shareholder servicing activities does not exceed the amount set forth on Schedule A. Compensation may be paid by the Distributor, or any portion of the fee may be reallowed, to persons, including employees of the Distributor, and institutions who respond to inquiries of holders of the Shares regarding their ownership of Shares or their accounts with the Trust or who provide other administrative or accounting services not otherwise required to be provided by the Trust's investment adviser, transfer agent, or other agent of the Trust. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. (the "NASD") adopts a definition of "service fee" for purposes of Section 26(d) of the NASD Rules of Fair Practice that differs from the definition of shareholder servicing activities in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of shareholder servicing activities in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition.

(b) Payments under this Plan are not tied exclusively to the expenses for shareholder servicing activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(c) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional shareholder servicing activities.

     SECTION 5. This Plan shall not take effect with respect to a Portfolio until it has been approved together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     SECTION 6. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Section 5 herein for the approval of this Plan.

     SECTION 7. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     SECTION 8. This Plan may be terminated at any time with respect to a Portfolio by the vote of a majority of the Qualified Trustees or by vote of a majority of the Portfolio's outstanding Shares.

     SECTION 9. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time with respect to a Portfolio, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of shareholders holding a majority of the Portfolio's outstanding Shares, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     SECTION 10. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 2 hereof without the approval of shareholders holding a majority of the outstanding Shares of the applicable Portfolio, and all material amendments to this Plan shall be approved in the manner provided in Section 5 herein for the approval of this Plan.

     SECTION 11. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     SECTION 12. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a) (19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     SECTION 13 This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

Approved May 17, 2005

                                   SCHEDULE A
                      TO THE DISTRIBUTION AND SERVICE PLAN
                                 CLASS A SHARES

Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as set forth below.

                                                                                           MAXIMUM
                                                                                         SHAREHOLDER
PORTFOLIO                                                                         FEE   SERVICES FEE
---------                                                                         ---   ------------
Aggressive Growth Stock Fund                                                      .35%      .25%
Balanced Fund                                                                     .28%      .25%
Capital Appreciation Fund                                                         .35%      .25%
Core Bond Fund (formerly, Classic Institutional Core Bond Fund)                   .25%      .25%
Emerging Growth Stock Fund                                                        .35%      .25%
Florida Tax Exempt Bond Fund                                                      .18%      .18%
Georgia Tax Exempt Bond Fund                                                      .18%      .18%
Large Cap Relative Value Fund (formerly, Growth and Income Fund)                  .25%      .25%
High Income Fund                                                                  .30%      .25%
Intermediate Bond Fund (formerly, Classic Institutional Intermediate Bond Fund)   .25%      .25%
International Equity Fund                                                         .33%      .25%
International Equity Index Fund                                                   .35%      .25%
Investment Grade Bond Fund                                                        .35%      .25%
Investment Grade Tax-Exempt Bond Fund                                             .35%      .25%
Life Vision Aggressive Growth Fund                                                .35%      .25%
Life Vision Conservative Fund                                                     .35%      .25%
Life Vision Growth and Income Fund                                                .35%      .25%
Life Vision Moderate Growth Fund                                                  .35%      .25%
Life Vision Target Date 2015 Fund                                                 .35%      .25%
Life Vision Target Date 2025 Fund                                                 .35%      .25%
Life Vision Target Date 2035 Fund                                                 .35%      .25%
Limited-Term Federal Mortgage Securities Fund                                     .23%      .23%

                                                                                           MAXIMUM
                                                                                         SHAREHOLDER
PORTFOLIO                                                                         FEE   SERVICES FEE
---------                                                                         ---   ------------
Maryland Municipal Bond Fund                                                      .15%      .15%
Mid-Cap Equity Fund                                                               .35%      .25%
Mid-Cap Value Equity Fund                                                         .35%      .25%
North Carolina Tax-Exempt Bond Fund                                               .15%      .15%
Prime Quality Money Market Fund                                                   .20%      .20%
Seix Floating Rate High Income Fund                                               .30%      .25%
Seix High Yield Fund  (formerly, Seix Institutional High Yield Fund)              .25%      .25%
Short-Term Bond Fund                                                              .23%       23%
Short-Term U.S. Treasury Securities Fund                                          .18%      .18%
Small Cap Quantitative Equity Fund                                                .35%      .30%
Small Cap Growth Stock Fund                                                       .35%      .25%
Small Cap Value Equity Fund                                                       .33%      .25%
Strategic Income Fund                                                             .35%      .25%
Strategic Quantitative Equity Fund                                                .25%      .25%
Quality Growth Stock Fund (formerly, Tax Sensitive Growth Stock Fund)             .35%      .25%
Tax-Exempt Money Market Fund                                                      .15%      .15%
U.S. Government Securities Fund                                                   .35%      .25%
U.S. Government Securities Money Market Fund                                      .17%      .17%
U.S. Treasury Money Market Fund                                                   .15%      .15%
Large Cap Value Equity Fund (formerly, Value Income Stock Fund)                   .33%      .25%
Virginia Intermediate Municipal Bond Fund                                         .15%      .15%
Virginia Municipal Bond Fund                                                      .15%      .15%
Virginia Tax-Free Money Market Fund                                               .20%      .20%

Effective November 18, 2005

                                STI CLASSIC FUNDS
                          DISTRIBUTION AND SERVICE PLAN
                                 CLASS B SHARES

WHEREAS, STI Classic Funds (the "Trust") is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that this Distribution and Service Plan (the "Plan") will benefit the Trust and the owners of the B Shares of the portfolios of the Trust, as now in existence or hereinafter created from time to time (each a "Portfolio").

NOW THEREFORE, the Trustees of the Trust hereby adopt this Plan pursuant to Rule 12b-1 under the 1940 Act.

SECTION 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses relating to (a) the distribution and sale of B Shares (the "Shares") of the Portfolios and (b) the shareholder servicing of such Shares.

SECTION 2. Distribution Activities.

(a) The Shares of each Portfolio are authorized to pay the principal underwriter of the Shares (the "Distributor") a total fee in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of .75% of the value of the average daily net assets of such class. The services rendered by the Distributor for which the Distributor is entitled to receive this fee shall be deemed to have been completed at the time of the initial purchase of the Shares taken into account in computing the fee.

(b) The fee paid pursuant to this Section 2 may be used by the Distributor to provide initial and ongoing sales compensation to its investment executives and to other broker-dealers in respect of sales of Shares of the applicable Portfolios and to pay for other advertising and promotional expenses in connection with the distribution of the Shares. These advertising and promotional expenses include, by way of example but not way of limitation, costs of printing and mailing prospectuses, statements of additional information and shareholder reports to prospective investors; preparation and distribution of sales literature; advertising of any type; an allocation of overhead and other expenses of the Distributor related to the distribution of the Shares; and payments to, and expenses of, officers, employees or representatives of the Distributor, of other broker-dealers, banks or other financial institutions, and of any other persons who provide support services in connection with the distribution of the Shares, including travel, entertainment, and telephone expenses.

(c) Payments under this Section 2 of the Plan are not tied exclusively to the expenses for distribution-related activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(d) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional distribution.

(e) Notwithstanding anything to the contrary herein, the Distributor shall be paid the accrued fee pursuant to this Section 2 regardless of the Distributor's termination as principal underwriter of the Shares or any termination of the Plan other than a complete termination of the Plan. In addition, the Trust's obligation to pay the fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim, or defense whatsoever.

SECTION 3. Shareholder Servicing Activities.

(a) In addition to the amounts set forth in Section 2 above, the Shares of each Portfolio are authorized to pay the Distributor a fee in connection with the personal, ongoing servicing of shareholder accounts of such Shares, calculated and payable monthly, at the annual rate of .25% of the value of the average daily net assets of such class.

(b) The service fee payable to the Distributor pursuant to this Section 3 hereof may be used by the Distributor to provide compensation for personal, ongoing servicing and/or maintenance of shareholder accounts with respect to the Shares of the applicable Portfolios. Compensation may be paid by the Distributor, or any portion of the fee may be reallowed, to persons, including employees of the Distributor, and institutions who respond to inquiries of holders of the Shares regarding their ownership of Shares or their accounts with the Trust or who provide other administrative or accounting services not otherwise required to be provided by the Trust's investment adviser, transfer agent, or other agent of the Trust. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. (the "NASD") adopts a definition of "service fee" for purposes of Section 26(d) of the NASD Rules of Fair Practice that differs from the definition of shareholder servicing activities in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of shareholder servicing activities in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition.

(c) Payments under this Section of the Plan are not tied exclusively to the expenses for shareholder servicing activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(d) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional shareholder servicing activities.

SECTION 4. This Plan shall not take effect with respect to a Portfolio until it has been approved (a) by a vote of at least a majority of the outstanding voting securities of the Shares of such Portfolio, if adopted after any public offering of the Shares or the sale of such Shares to persons who are not affiliated with the Portfolio, affiliated persons of such persons, promoters of the Portfolio, or affiliated persons of such promoters; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and
(ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

SECTION 5. This Plan shall continue in effect for a period of more than one year after its adoption only so long as such continuance is specifically approved at least annually in the manner provided in Section 4(b) herein for the approval of this Plan.

SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at last quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

SECTION 7. This Plan may be terminated at any time with respect to any Portfolio by the vote of a majority of the Qualified Trustees or by a vote of a majority of the Portfolio's outstanding Shares.

SECTION 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide
(a) that such agreement may be terminated at any time with respect to any Portfolio, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of shareholders holding a majority of the Portfolio's outstanding Shares, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of shareholders holding a majority of the outstanding Shares of the applicable Portfolio, and all material amendments to this Plan shall be approved in the manner provided in Section 4(b) herein for the approval of this Plan.

SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

SECTION 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

SECTION 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

February 11, 2003

                                STI CLASSIC FUNDS

                          DISTRIBUTION AND SERVICE PLAN
                          C SHARES (FORMERLY, L SHARES)

     WHEREAS, The STI Classic Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution and Service Plan (the "Plan") will benefit the Trust and the owners of the C Shares of the portfolios (the "Shareholders") of the Trust.

     NOW THEREFORE, the Trustees of the Trust hereby adopt this Plan pursuant to Rule 12b-1 under the 1940 Act and in accordance with the Trust's Rule 18f-3 Multiple Class Plan:

     SECTION 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses related to (a) the distribution and sale of C Shares (collectively, the "Shares") of the portfolios of the Trust, as now in existence or hereinafter created from time to time, (each a "Portfolio"), and (b) the shareholder servicing of such Shares.

     SECTION 2. Distribution Activities.

(a) The Shares of each Portfolio except the Classic Institutional Limited Duration Fund are authorized to pay the principal underwriter of the Shares (the "Distributor") a total fee in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of .75% of the value of the average daily net assets of such class. The Shares of the Classic Institutional Limited Duration Fund are authorized to pay the Distributor a total fee in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of .25% of the value of the average daily net assets of such class.

(b) The fee paid pursuant to this Section 2 may be used by the Distributor to provide initial and ongoing sales compensation to its investment executives and to other broker-dealers in respect of sales of Shares of the applicable Portfolios and to pay for other advertising and promotional expenses in connection with the distribution of the Shares. These advertising and promotional expenses include, by way of example but not way of limitation, costs of printing and mailing prospectuses, statements of additional information and shareholder reports to prospective investors; preparation and distribution of sales literature; advertising of any type; an allocation of overhead and other expenses of the Distributor related to the distribution of the Shares; and payments to, and expenses of, officers, employees or representatives of the Distributor, of other broker-dealers, banks or other financial institutions, and of any other persons who provide support services in connection with the distribution of the Shares, including travel, entertainment, and telephone expenses.

(c) Payments under this Section of the Plan are not tied exclusively to the expenses for distribution-related activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(d) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional distribution.

     SECTION 3. Shareholder Servicing Activities.

(a) In addition to the amounts set forth in Section 2 above, the Shares of each Portfolio are authorized to pay the Distributor a fee in connection with the personal, ongoing servicing of shareholder accounts of such Shares, calculated and payable monthly, at the annual rate of .25% of the value of the average daily net assets of such class.

(b) The service fee payable to the Distributor pursuant to this Section 3 hereof may be used by the Distributor to provide compensation for personal, ongoing servicing and/or maintenance of shareholder accounts with respect to the Shares of the applicable Portfolios. Compensation may be paid by the Distributor, or any portion of the fee may be reallowed, to persons, including employees of the Distributor, and institutions who respond to inquiries of holders of the Shares regarding their ownership of Shares or their accounts with the Trust or who provide other administrative or accounting services not otherwise required to be provided by the Trust's investment adviser, transfer agent, or other agent of the Trust. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. (the "NASD") adopts a definition of "service fee" for purposes of Section 26(d) of the NASD Rules of Fair Practice that differs from the definition of shareholder servicing activities in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of shareholder servicing activities in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition.

(c) Payments under this Section of the Plan are not tied exclusively to the expenses for shareholder servicing activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(d) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional shareholder servicing activities.

     SECTION 4. This Plan shall not take effect with respect to a Portfolio until it has been approved together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     SECTION 5. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Section 4 herein for the approval of this Plan.

     SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at last quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     SECTION 7. This Plan may be terminated at any time with respect to any Portfolio by the vote of a majority of the Qualified Trustees or by a vote of a majority of the Portfolio's outstanding Shares.

     SECTION 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time with respect to any Portfolio, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of shareholders holding a majority of the Portfolio's outstanding Shares, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of shareholders holding a majority of the outstanding Shares of the applicable Portfolio, and all material amendments to this Plan shall be approved in the manner provided in Section 4 herein for the approval of this Plan.

     SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC.

     SECTION 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     SECTION 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

Adopted May 17, 2005

                                   SCHEDULE C

                         COMPENSATION OF THE DISTRIBUTOR

1. BASIC DISTRIBUTION SERVICES. For providing the distribution entity and related infrastructure and platform, including requisite registrations and qualifications, premises, personnel, compliance, ordinary fund board meeting preparation, maintenance of selling agreements, clearance of advertising and sales literature with regulators, filing appropriate documentation for advisory representatives to qualify as registered representatives of the Distributor (provided that the Adviser is solely responsible for its representatives' meeting examination requirements) and their related registrations and fees, ordinary supervisory services, overhead, Financial Research Corporation's Mutual Fund Views on the News and Monitor publications, and return on investment, the Distributor shall be entitled to receive an annual fee of $37,500 (the "Basic Services Fee"), billed monthly; provided, however, that as long as Distributor or an affiliate of Distributor continues to perform services under that certain Master Services Agreement dated July 1, 2004 between BISYS Fund Services Ohio, Inc. and the Trust, Distributor will waive the Basic Services Fee.

2. ADDITIONAL DISTRIBUTION SERVICES. The Distributor will provide the following additional distribution services: (i) marketing and distribution strategy and consulting services; (ii) resource management and consultation; and (iii) product analysis and product development assistance. For providing the additional services listed in this Section 2, the Distributor shall receive an annual retainer in an amount mutually agreed by the parties, which amount as of the date of this Agreement is expected to be approximately $75,000. Such agreed-upon amount will be billed monthly.

3. SPECIAL CONDUIT SITUATIONS. If the Distribution Plan, or any other Fund plans of distribution under Rule 12b-1 that contemplate up front and/or recurring commission and/or service payments to broker dealers, retirement plan administrators or others by the Distributor with respect to back-end loads, level loads, or otherwise, unless expressly agreed otherwise in writing between the parties, all such payments shall be made to the Distributor, which shall act as a conduit for making such payments to such broker-dealers, retirement plan administrators or others.

4. OTHER PAYMENTS BY THE DISTRIBUTOR. If the Distributor is required to make any payments to third parties in respect of distribution, which payments are contemplated by the parties to the distribution agreement or authorized under the Distribution Plan, the Distributor shall be promptly reimbursed for such payments upon invoicing them.

                                   SCHEDULE D

                     SPECIAL DISTRIBUTION SERVICES AND FEES

SERVICES                                FEES
--------                                ----
1.  WHOLESALING PERSONNEL SERVICES      WHOLESALING PERSONNEL SERVICES FEES

Wholesaling Personnel may be external   For each individual constituting the
wholesalers and/or internal             Wholesaling Personnel employed by the
wholesalers.                            Distributor pursuant to this Agreement,
                                        the Distributor shall receive annually
                                        an amount equal to the sum of:

Services include soliciting support     (i) all compensation paid annually by
of the Funds with selling broker        the Distributor to the employee; plus
dealers; participating in promotional
meetings, presentations, conferences    (ii) a management oversight fee equal
and other and forums; identifying       to:
high potential personnel of the
Adviser and selling broker dealers;          (a)  if one to four Wholesaling
and assisting with mail solicitations             Personnel are employed, 30% of
and literature fulfillment.                       the salary compensation and 5%
                                                  of the bonus or commission
The Wholesaling Personnel Services                compensation, or
described on this Schedule D will be
provided only upon the written               (b)  if five or more Wholesaling
election of the Trust to receive such             Personnel are employed, 25% of
services.                                         the salary compensation and 5%
                                                  of the bonus or commission
                                                  compensation;

                                        plus

                                        (iii) 18% of the total compensation
                                        (covering costs of the Distributor's
                                        employee benefits that are provided by
                                        the Distributor).

                                        In addition, the Distributor shall be
                                        reimbursed for all related costs to
                                        support, educate and train and maintain
                                        compliance oversight of Wholesaling
                                        Personnel and other personnel such as
                                        sales management, marketing and
                                        performance reporting personnel
                                        (including time and expenses, continuing education, seminars, rent, supplies, phone, computers, firm element, license, registration)

                                        Upon any termination of Wholesaling
                                        Personnel at the request of the Funds or upon termination of this Agreement by the Funds for any reason other than cause, the Distributor will be reimbursed its severance costs with respect to such terminated Wholesaling
                                        Personnel.

2. MARKETING AND RELATED SERVICES       MARKETING AND RELATED SERVICES FEES

Marketing Execution: services include   Marketing Execution:
identification and development of
appropriate marketing and               Quote available upon request.
communications programs, projects and
other initiatives; collaboration on
initiating, researching, developing,
and delivering appropriate sales and
marketing materials; and management
of marketing and advertising
projects.

Performance Reporting: services         Performance Reporting:
include creation of templates for
monthly fact sheets and quarterly       As mutually agreed.
fact sheets; populating templates
with performance data obtained from
third parties; and coordinating steps
needed for final printing and
distribution.

Creative Communication and Editorial    Creative Communication and Editorial
Services: services include preparing    Services
drafts of textual commentary and
management discussion and analysis      Quote available upon request.
for annual; and semi-annual reports,
including portfolio manager
interviews; providing creative design
and direction; and coordinating
production, including typesetting
(initial composition and changes to
composition), charts and ancillary
items.

Production Timing:

-    No timing guarantees can be made
     for completion of monthly and
     quarterly fact sheets where any
     of the information needed to
     produce the reports is generated
     by service providers other than
     the Distributor. However, a
     basic estimate of turnaround
     time may be given based upon
     when the unit receives all
     necessary data in good order.
     Under normal conditions, the
     Performance Reporting unit
     expects to make proofs ready for
     review (either printed or
     electronic PDF format) by the
     4th business day after the final
     piece of data is received. If
     compliance review is necessary
     (e.g., when Morningstar ratings
     data is used) an additional 2
     days may be required for review.

-    Printing turnaround (once the
     factsheets are signed-off by the
     client) is usually approximately
     4-5 calendar days with most jobs
     shipping by the 5th day.

If requested, final electronic PDF
files may be generated and e-mailed
on the day the job is signed-off on
by the client. These PDFs may be
distributed and printed as necessary
until the final printed pieces
arrive.

3. FRC SERVICES                         FRC SERVICES FEES

FRC's program components include:       Market Analytics Publications: Quote
                                        available upon request.

- Market     Analytics Publications     Advanced Research Publications:

- Advanced   Research  Publications     -    Topic Briefs

- Analyst              Support          FRC Focus (typical cost is approximately
                                        $1,500)
- SME Direct
  Access                                     White Papers - FRC Vision (typical
                                             cost is approximately $2,500)
The Trust acknowledges that certain
FRC publications may be provided only   -    Research Studies (costs vary,
to parties that have entered into a          however typically range between
written agreement or addendum that           $3,500 and $12,500)
sets forth the terms of use of such
publications and the associated fee.    Analyst Support: Quote available upon
The Trust will notify the Distributor   request
whether the Trust or the Adviser or
both will enter into such an            SME Direct Access: Quote available upon
agreement or addendum. The Trust        request
acknowledges that if only one of the
Trust or the Adviser enters into such   Other FRC Fees:
agreement or addendum, the other
party will be prohibited from           -    Client participation in funding FRC
receiving or using such publications.        Franchise Level program: $12,500

                                        -    All subsequent content and support
                                             hours may be purchased at a 20%
                                             discount from standard pricing.

     Expenses Applicable to Special Distribution Services

     Except as expressly set forth above, out-of-pocket expenses incurred by Distributor in the performance of the special distribution services set forth on this Schedule D are not included in the above fees. Reimbursement of such out-of-pocket expenses will be mutually agreed upon by the parties. Out-of-pocket expenses may include, without limitation:

     reasonable travel and entertainment costs;

     expenses incurred by the Distributor in qualifying, registering and maintaining the registration of the Distributor and each individual comprising Wholesaling Personnel as a registered representative of the Distributor under applicable federal and state laws and rules of the NASD, e.g., CRD fees and state fees;

     Sponsorships, Promotions, Sales Incentives;

     any and all compensation to be paid to a third party as paying agent for distribution activities (platform fees, finders fees, sub-TA fees, 12b-1 pass thru, commissions, etc.);

     costs and expenses incurred for telephone service, photocopying and office supplies;

     advertising costs;

     costs for printing, paper stock and costs of other materials, electronic transmission, courier, talent utilized in sales materials (e.g. models), design output, photostats, photography, and illustrations;

     packaging, shipping, postage, and photocopies; and

     taxes that are paid or payable by the Distributor or its affiliates in connection with its services hereunder, other than taxes customarily and actually imposed upon the income that the Distributor receives hereunder.